EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Soellingen Advisory Group, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2014, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, David Haig, Principal Executive Officer, certify to the best of my knowledge that:

(i)	the accompanying Report complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2014	By:	/s/ David Haig
David Haig
Principal Executive Officer
Soellingen Advisory Group, Inc.